U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported)

                                January 25, 2002


                              ROYAL PRECISION, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                         (State or Other Jurisdiction of
                         Incorporation or Organization)


        0-22889                                          06-1453896
Commission File Number                      (I.R.S. Employer Identification No.)


   535 Migeon Avenue, Torrington, CT                       06790
(Address of Principal Executive Offices)                 (Zip code)


                                 (860) 489-9254
              (Registrant's Telephone Number, Including Area Code)


              (Former Name, Former Address and Former Fiscal Year
                         if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On January 25, 2002, Royal Precision, Inc. (the "Company") received a letter from its independent public accountant, Arthur Andersen LLP ("Andersen") stating that the client-auditor relationship between Andersen and the Company will cease upon completion of the quarterly review for the quarter ending February 28, 2002. Andersen has served as independent public accountants for the Company to audit the Company's financial statements since its inception in May 1996.

The Company has yet to engage new independent public accountants, and is in the process of identifying and interviewing candidates.

Andersen's reports on the financial statements of the Company for either of the past two years did not contain any adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company has had no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the two most recent fiscal years or the subsequent interim periods which, if not resolved to the satisfaction of Andersen, would have caused Andersen to make a reference to the matter in their report.

The Company has requested that Andersen furnish to the Company a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated February 1, 2002, is filed as Exhibit 99.1 to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

     99.1      Letter  from  Arthur   Andersen   LLP  to  Office  of  the  Chief
               Accountant, Securities and Exchange Commission dated February 1, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                        ROYAL PRECISION, INC.

Dated: February 1, 2002                 By: /s/ John C. Lauchnor
                                            ------------------------------
                                            John C. Lauchnor, President

                                  EXHIBIT INDEX

EXHIBIT                            DESCRIPTION
-------                            -----------

 99.1 Letter from Arthur Andersen LLP to Office of the Chief Accountant, Securities and Exchange Commission dated February 1, 2002